Exhibit 3.1

SECOND AMENDED AND RESTATED
B Y L A W S

NEW ENTERPRISE STONE & LIME CO., INC.
(the “corporation”)

ARTICLE I
OFFICES

Section 1.1.                                 Registered Office.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2.                                 Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (“Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 2.1.                                 Time and Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board.  The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.2.                                 Annual Meetings.  The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board.  Any other proper business may be transacted at the annual meeting of stockholders.

Section 2.3.                                 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, as amended and restated from time to time (“Certificate of Incorporation”), shall be called by the Chief Executive Officer, President or Secretary at the request in writing of stockholders entitled to cast at least fifty percent (50%) of the votes entitled to be cast.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.4.                                 List of Stockholders Entitled to Vote at Annual Meeting.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be in person, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting

Section 2.5.                                 Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders or proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 2.6.                                 Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.5 of these bylaws shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.7.                                 Quorum at Meetings.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.6 of these bylaws, until a quorum shall be present or represented.

Section 2.8.                                 Voting.  Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any question brought before any meeting of the stockholders (other than the election of directors, the election of whom is set forth in Section 3.1 of these bylaws) shall be decided by the vote of the holders of a majority of stock having voting power present in person or represented by proxy.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11 of these bylaws, each stockholder present in person or represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy as provided in Section 2.9 of these bylaws.  The Board, in its discretion, or the officer of the corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.9.                                 Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)         A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)         A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid such persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10.                          Consent in Writing in Lieu of Meeting.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.11.                          Record Date.

(a)         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)         In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.12.                          Conduct of Meetings.  The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

ARTICLE III
DIRECTORS

Section 3.1.                                 Election and Number of Directors.  The Board shall consist of a number of directors not less than two (2) and not more than fourteen (14) members, the precise number of directors constituting the entire Board shall be determined from time to time by resolution adopted by the stockholders at any annual or special meeting.  Except as provided in Section 3.2 of these bylaws, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.2.                                 Vacancies.  Subject to Section 3.3 of these bylaws, vacancies in the position of director (occurring otherwise than from an increase in the authorized number of directors) may be filled by the holder of capital stock issued and outstanding who first nominated the director who created the vacancy.  Vacancies in the position of director occurring by reason of an increase in the authorized number of directors may be filled in the same manner as provided in Section 3.1 of these bylaws with respect to the election of directors.

Section 3.3.                                 Removal of Directors.  Unless the Certificate of Incorporation provides otherwise, any director, or the entire Board, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  In case the entire Board or any one (1) or more directors is so removed, vacancies shall be filled in the manner set forth in Section 3.2 of these bylaws.  Remaining directors shall have no power to fill a vacancy on the Board created by the removal of a director.

Section 3.4.                                 Powers of Directors.  The business of the corporation shall be managed by the Board which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.5.                                 Chairman of the Board. The Board shall annually elect one of its members to be Chairman of the Board (“Chairman”) and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board shall determine.  The Chairman shall preside at all meetings of the Board and of the stockholders.  The Chairman shall perform such other duties and services as shall be assigned to the Chairman, or otherwise required, by the Board.  To the extent that the Chairman is an employee of the corporation, the Chairman shall also be an officer pursuant to Section 5.1 of these bylaws.

Section 3.6.                                 Board Meetings.  The Board and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board or such committee, respectively.   Special meetings of the Board may be called by the Chairman, if there be one, the Chief Executive Officer, the President, or by any director.  Special meetings of any committee of the Board may be called by the chairman of such committee, if there be one, the Chief Executive Officer, the President, or any director serving on such committee.  Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail, not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means, on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.7.                                 First Meeting of the Board.  The first meeting of each newly elected Board shall be held immediately after and at the same place as the meeting of the stockholders at which the Board was elected and no notice of such meeting shall be required to be delivered, or otherwise given, to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.8.                                 Quorum at Board Meetings.  Except as otherwise required by law, the Certificate of Incorporation, or in these Bylaws, at all meetings of the Board or any committee thereof, a majority of the entire Board or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board or such committee, as applicable.  If a quorum shall not be present at any meeting of the Board or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.9.                                 Written Consent in Lieu of Board Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10.                          Participation in Meeting by Telephone.  Unless otherwise provided in the Certificate of Incorporation or these bylaws, members of the Board or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 of these bylaws shall constitute presence in person at such meeting.

Section 3.11.                          Committees of the Board.  The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, or in the governing committee charter documents, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board when required.  Notwithstanding anything to the contrary contained in this Section 3.11 of these bylaws, the resolution of the Board establishing any committee of the Board and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these bylaws and, to the extent that there is any inconsistency between these bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.12.                          Special Committee.

There shall exist a special committee of the Board, referred to as the “Special Committee”. The Special Committee shall have the full power, authority and responsibilities of the Board relating to the development and the implementation of a comprehensive business and financial plan (the “Plan”) contemplated by that certain Credit Agreement dated March 15, 2012, by and among

Manufacturers and Traders Trust Company, the lenders from time to time party thereto and the corporation, as amended (including Amendment No. 3 to such Credit Agreement dated May 29, 2013), and to undertake such other responsibilities as may be delegated to it by the Board from time to time.  The Special Committee shall be comprised of all of the directors who are neither officers nor holders of equity securities of the Company.  The act of a majority of the members of the Special Committee present at any meeting at which there is a quorum shall be the act of such committee and such act, once so approved, shall be deemed to be an act of the entire Board unless, or until, rejected by a supermajority of the Board consisting of at least 78% of its members (rounded down to the nearest whole number) (the “Supermajority Vote”).  The provisions of this Section 3.12 shall not be amended or terminated without a Supermajority Vote.

Section 3.13.                          Compensation of Directors.  The Board shall have the authority to fix the compensation of directors.

Section 3.14.                          Interested Directors.  No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IV
NOTICES

Section 4.1.                                 Notice Requirements.  Whenever written notice is required by law, the Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under applicable law, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed to be revoked if: (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.  Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 4.2.                                 Waiver of Notice.  Whenever any notice is required by applicable law, the Certificate of Incorporation or by these bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular, annual or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these bylaws.

ARTICLE V
OFFICERS

Section 5.1.                                 Officers.  The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer, President, Vice-President, Secretary, Treasurer and, to the extent applicable pursuant to Section 3.5 of these bylaws, a Chairman and such other officers as the Board may designate pursuant to Section 5.3 of these bylaws.  Any number of offices may be held by the same person, unless the Certificate of Incorporation otherwise provides.  For so long as the corporation consists of separate operating divisions there may be divisional officers for each division appointed by the Board or the Chief Executive Officer.  Divisional officers are not officers of the corporation.  Rather, the authority of a divisional officer will be limited to the authority contained in the notice of appointment of such divisional officers.  The officers of each division shall report to such officer as is set forth in the notice of appointment.

Section 5.2.                                 Election of Officers at First Meeting of Board.  The Board, at its first meeting after each annual meeting of stockholders, shall choose such officers of the corporation as it deems necessary or appropriate.

Section 5.3.                                 Other Officers and Agents.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4.                                 Salaries of Officers and Agents.  The salaries of all officers and agents of the corporation shall be fixed by the Board.

Section 5.5.                                 Removal and Vacancies of Officers.  The officers of the corporation shall hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the directors.  Any vacancy occurring in any office of the corporation shall be filled by the directors.

Section 5.6.                                 Chief Executive Officer.  The Chief Executive Officer of the corporation, subject to the provisions of these bylaws and the control of the Board, shall have general and active management, direction and supervision over the business of the corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board. The Chief Executive Officer shall have the authority to appoint divisional officers of the corporation with such responsibilities as are determined by the Chief Executive Officer or the Board.  The Chief Executive Officer shall report directly to the Board and shall have the right to delegate any of his powers to any other officer or employee.  The Chief Executive Officer shall execute, bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

Section 5.7.                                 President.  The President shall report and be responsible to the Chief Executive Officer with such duties as may be assigned to him by the Board or the Chief Executive Officer.  If the Board fails to appoint a Chief Executive Officer, or there is otherwise a vacancy in such position, the President shall assume the duties, responsibilities and other powers of the Chief Executive Officer until such position is filled by the Board.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

Section 5.8.                                 Vice-Presidents.  The Vice-President, or if there shall be more than one (1), the Vice-Presidents shall perform such duties and have such powers as the Chief Executive Officer or Board may from time to time prescribe.

Section 5.9.                                 Secretary.  The Secretary of the corporation shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President under whose supervision he shall be.  The Assistant Secretary shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 5.10.                          Assistant Secretary.  The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.11.                          Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board.

Section 5.12.                          Duties of Treasurer.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and to the Board at its regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 5.13.                          Additional Duties of Treasurer.  If required by the Board, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belong to the corporation.

Section 5.14.                          Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one (1), the assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI
CERTIFICATE OF STOCK

Section 6.1.                                 Stock Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman, the

Chief Executive Officer, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number or shares owned by him in the corporation.

Section 6.2.                                 Signature on Stock Certificates.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue.

Section 6.3.                                 Stock Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 6.4.                                 Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged.  The corporation shall have no duty to inquire into adverse claims with respect to such transfer unless: (a) the corporation has received a written notification of an adverse claim at a time and in a manner which affords the corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or reregistered share certificate, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; and (b) the corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

Section 6.5.                                 Discharge of Duty Regarding Transfer of Stock.  The corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless, within thirty (30) days from the date of mailing the notification, either: (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the corporation’s judgment to protect the corporation and any transfer agent, registrar or other agent of the corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the corporation.

Section 6.6.                                 Registered stockholders.  Prior to due presentment for transfer of any share or shares, the corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be found to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the law of Delaware.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1.                                 Declaration of Dividends.  Dividends in respect of the capital stock of the corporation, subject to the provisions of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting (or any action by written consent in lieu thereof in accordance with Section 3.9 of these bylaws).  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2.                                 Reservation of Funds Prior to Payment of Dividends.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the corporation or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3.                                 Disbursements.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons as the Board may from time to time designate.

Section 7.4.                                 Fiscal Year.  The fiscal year of the corporation shall commence on March 1st of each year or at such other date as determined by the Board.

Section 7.5.                                 Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII
AMENDMENTS

Section 8.1.                                 Amendments.  These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders or Board, as the case may be.  All such amendments must be approved by either the holders of a majority of the stock entitled to vote or by a majority of the entire Board then in office.

ARTICLE IX
INDEMNIFICATION

Section 9.1.                                 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the corporation.  Subject to Section 9.3 of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2.                                 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the corporation.  Subject to Section 9.3 of these bylaws, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3.                                 Authorization of Indemnification.  Any indemnification under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation.  To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 9.4.                                 Good Faith Defined.  For purposes of any determination under Section 9.3 of these bylaws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.  The provisions of this Section 9.4 of these bylaws, shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.2 or Section 9.3 of these bylaws, as the case may be.

Section 9.5.                                 Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 9.3 of these bylaws, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 or Section 9.2 of these bylaws.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be.  Neither a contrary determination in the specific case under Section 9.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 9.5 of these bylaws shall be given to the corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 9.6.                                 Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred, by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 9.7.                                 Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 9.1 or Section 9.2 of these bylaws shall be made to the fullest extent permitted by law.  The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of these bylaws but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 9.8.                                 Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9.9.                                 Certain Definitions.  For purposes of this Article IX, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent.  For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

Section 9.10.                          Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.11.                          Limitation on Indemnification.  Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5 of these bylaws), the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person, unless such proceeding (or part thereof) was authorized or consented to by the corporation.

Section 9.12.                          Indemnification of Employees and Agents.  The corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article IX to directors and officers of the corporation.